Exhibit 10.19.2

                        CONSTRUCTION MANAGEMENT AGREEMENT

        THIS CONSTRUCTION MANAGEMENT AGREEMENT is made this llth day of July, 1996, between THE MULLAN CONTRACTING COMPANY, a corporation organized in the State of Maryland, hereinafter called the Contractor, and THE CHESTNUT PARTNERSHIP, a general partnership organized in the State of Maryland, hereinafter called the Owner.

WITNESSETH:

        THAT, WHEREAS the Owner intends to develop and construct an addition to the life-care community known as Blakehurst hereinafter called the Project, and wishes to engage the Contractor to perform construction management services in connection therewith.

        NOW, THEREFORE, the Contractor and the Owner, for the consideration hereinafter named, agree as follows:

                                    ARTICLE 1

           THE WORK TO BE DONE AND THE DOCUMENTS FORMING THE CONTRACT

1.1 The Contractor agrees to provide all the labor and materials to do all things necessary for proper construction and completion of the work, hereinafter called the Work, shown and described by the Drawings, Project Manual, and Addenda to be prepared by D'Aleo Associates and as generally described in the preliminary drawings as listed in Exhibit "A" attached hereto.

1.2 The said Drawings, Project Manual, and Addenda, hereinafter called the Drawings and Project Manual, together with this Agreement, shall constitute the Contract; the Drawings and Project Manual being as fully a part hereof as if hereto attached or herein repeated. If anything in the Project Manual's General Conditions is inconsistent with this Agreement, this Agreement shall govern. Drawings, Project Manual and Addenda that constitute the basis of the Guaranteed Maximum Cost will be listed in a revised Exhibit "A" and attached hereto.

                                    ARTICLE 2

                CONSTRUCTION MANAGEMENT METHOD OF PERFORMING WORK

2.1 Contractor shall operate as a construction manager and shall perform the Work through the use of subcontractors. The division of Work into subcontract bid packages shall be the responsibility of the Contractor. Contractor shall award subcontracts to the lowest qualified bidders. The Owner shall have the right to review all subcontract proposals, participate in value engineering for the project, and review the Contractor's estimate for the Guaranteed Maximum Cost.

2.2 The only exceptions to this method of performing Work shall be as follows:

         2.2.1 Contractor may purchase materials directly for installation by a subcontractor.

         2.2.2 Contractor may perform work directly with his own labor forces in the event he determines that acceptance of the lowest subcontract in a given division would not be in the Owner's best interests, upon prior notice to and approval by the Owner.

         2.2.3 Contractor may perform general conditions and service functions, such as hoisting, clean-up, construction of protective devices, preparation and maintenance of access, watchmen, temporary structures, water boys and layout.

2.3 Contractor's services shall include the planning, scheduling, purchasing, expediting, and full-time supervision of the Work. The use of subcontractors shall in no way relieve the Contractor from responsibility for satisfactory performance of the Work in accordance with the terms of this Agreement. The Contractor recognizes the relationship of trust and confidence established between him and the Owner by this Agreement. He covenants with the Owner to furnish his best skill and judgment and to cooperate with the Architect and the Owner in furthering the interests of the Owner. If requested by the Owner, the Contractor shall provide in favor of the Owner standard payment and performance bonds in a amount equal to the Contract Sum.

                                    ARTICLE 3

                                  CONTRACT TIME

3.1 The Work shall be substantially complete within a time frame to be mutually determined within thirty (30) days of the date when the final plans and specifications are completed and the Guaranteed Maximum Cost has been established in accordance with paragraph 4.1.2. Time frame (Schedule) to be included in Exhibit "B". The time frame will be expressed in number of days in which the Work will be substantially complete after the Owner issues a Notice to Proceed to the Contractor and all government permits. building permits, and other approvals necessary to start construction are received.

                                    ARTICLE 4

                                  CONTRACT SUM

4.1 In consideration for the performance of the Work, the Owner agrees to pay the Contractor, in current funds:

     4.1.1 Contractor's fee which will be five percent (5%) of the estimated cost of the Work. The fee will be converted to a lump sum at the time that the Guaranteed Maximum Cost is established.

     4.1.2 The total of the Contractor's Reimbursable Costs as defined in
         Article 6 less any discounts, rebates or refunds which accrue to the Owner pursuant to Article 7, provided that the total of such Contractor's Reimbursable Costs less such discounts, rebates, and refunds shall not exceed the amount mutually agreed upon by the parties hereto which amount, as may be modified pursuant to Article 5 herein, shall be referred to hereinafter as the Guaranteed Maximum Cost.

     4.1.3 The Contractor shall establish a Guaranteed Maximum Cost for reimbursable costs for the Owner's approval within 30 days after the design drawings and specifications are sufficiently complete to allow subcontractor bidding. The Guaranteed Maximum Cost may be equitably adjusted if construction has not commenced within ninety (90) days after the date that the Guaranteed Maximum Cost was established through no fault of the Contractor. If the total of the Contractor's Reimbursable Cost less discounts, rebates or refunds exceed such Guaranteed Maximum Cost, all costs and expense in excess of said Guaranteed Maximum Cost will be borne by the Contractor, and the Owner shall have no obligation to pay any costs in excess thereof.

4.2 In the event the total cost of the Contractor's Reimbursable Costs (as defined in Article 6) less discounts, rebates or refunds which accrue to the Owner pursuant to Article 7, is less than said Guaranteed Maximum Cost (the "savings"), the Owner shall pay to the Contractor (as an addition to the fee provided in paragraph 4. 1. 1 above), an amount equal to twenty-five percent (25%) of the amount by which the total savings exceeds one percent (1%) of Guaranteed Maximum Cost. Payment of the Contractor's share of the savings shall be made with the final payment under paragraph 9.3 below.

4.3 The total of the Fixed Fee and the Guaranteed Maximum Cost shall be the amount referred to in the Project Manual's General Conditions as the Contract Sum. The Contract sum will include the Allowances as directed in the Project Manual.

4.4 In addition to the foregoing fees and reimbursements, the Owner shall pay to the Contractor a resident improvement fee equal to ten percent (10%) of the Contractor's Reimbursable Costs (as defined in Article 6) for all resident improvement work, together with all Contractor's Reimbursable Costs attributable thereto. Such sums are not considered part of the Contract sum or Guaranteed Maximum Cost. Resident improvement work is that optional custom work selected by the residents and paid for by the residents. The total Contractor's Reimbursable Costs for resident improvement work (as defined in Article 6) and resident improvement fee shall be paid to the Contractor by the Owner on a per apartment basis within 30 days after the resident improvement work for such apartment has been substantially completed.

4.5 The fixed fee will be paid on a monthly basis as a percentage of the completion of the Work.

4.6 If the final construction cost, as set forth in the Owner/Developer's capital cost budget, including the GMP, Construction Management fee and Change Orders not in construction line item is not achieved the Contractor will return one half percent (1/2 %) Fee to the Owner within thirty (30) days of notice. Owner instituted scope changes with a cost of $10,000.00 or more and an aggregate of $50,000.00 are not included in determining the final construction cost basis for this achievement.

                                    ARTICLE 5

                             CHANGES IN CONTRACT SUM

5.1 In the event that (i) the Owner or his authorized agent approves changes in the Work pursuant to the Project Manual; (ii) there is a change in tax laws directly affecting the cost of the Work; (iii) the Work or any portion thereof is damaged or destroyed by fire, windstorm, or other hazard covered by insurance and the Contractor is charged with the repair or reconstruction; or (iv) the actual cost of subcontracted work, material or equipment covered by an allowance varies from the amount of the allowance; then the Guaranteed Maximum Cost as set forth in paragraph 4.1.3 above shall be increased or decreased in an amount equal to the change in the Contractor's Reimbursable Costs as determined by the procedures established in the Project Manual.

5.2 The Contractor's Fixed Fee shall be increased by five percent (5%) of any increases in the Work attributable to paragraph 5.1 above.

                                    ARTICLE 6

                         CONTRACTOR'S REIMBURSABLE COSTS

6.1 Subject to the limitations of paragraph 4.1.2 above, the Owner agrees to reimburse the Contractor for all costs necessarily incurred for the proper execution of the Work and paid directly by the Contractor, such costs to include the following items, and to be at rates not higher than the standard paid in the locality of the Work:

     6.1.1 All wages for job site crafts and common labor for regular time, overtime and overtime premium, together with fringe benefits as required by union agreement or corporate policy, including, but not limited to, craft travel time, expenses and welfare funds. In addition to the foregoing, the Contractor shall be reimbursed at the rate of THIRTY PERCENT (30%) of wages for all accruing payroll taxes including FICA taxes and State and Federal unemployment contributions, and for all insurance premiums which are based on payroll, including worker's compensation, public liability and property damage insurance. In the event the rate of any payout tax or insurance is changed during the course of the Work, the percentage rate set forth shall be adjusted accordingly.

     6.1.2 Payroll costs for all supervisory non-manual employees assigned to the job site on a permanent basis, including project managers, project superintendents, assistant superintendents, project engineers, assistant project engineers or clerical staff, if required, including salaries and wages, worker's compensation insurance, Social Security and Medicare taxes, State and Federal unemployment compensation insurance, vacation, employer's contribution to group life and medical insurance and retirement plans. Personnel engaged at shops or on the road, in expediting the work and production or transportation of materials or equipment, shall be considered as stationed at the field office and their salaries paid for that portion of their time spent on The Work. In lieu of actual cost, it is agreed that payroll cost of Michael J. Pierre, Construction Executive shall be reimbursed at a rate of EIGHTY-FIVE DOLLARS per hour ($85.00/hour); Dwight D. Magee, Construction Manager at SEVENTY DOLLARS per hour ($70.00/hour), Construction Executive's and Construction Manager's involvement in the job beyond the stated General Conditions to be by mutual agreement between the Contractor and the Owner. Project Managers shall be reimbursed at a rate of ONE THOUSAND SEVEN HUNDRED THIRTY DOLLARS per week ($1,730.00/week), project superintendents at ONE THOUSAND FIVE HUNDRED SIXTY DOLLARS per week ($1,560.00/week), assistant superintendents and project engineers at ONE THOUSAND ONE HUNDRED SEVENTY-FIVE DOLLARS per week ($1,175.00/wek), foreman at ONE THOUSAND DOLLARS per week ($1,000.00/week), estimators at THIRTY-SEVEN DOLLARS AND FIFTY CENTS per hours ($37.50/hour) and project accountant at TWENTY DOLLARS per hour ($20.00/hour). Said rates shall be adjusted for any statutory increase in tax rates and additionally are subject to annual increases on July 1 to reflect increases in salary costs.

     6.1.3 The proportion of transportation, traveling and hotel expenses of the Contractor or of his officers or employees reasonably incurred at cost in discharge of duties connected with this Work.

     6.1.4 Subsistence for each salaried employee assigned to the job site on a permanent basis.

     6.1.5 All reimbursed expenses incurred for transportation of the work force required for its execution.

     6.1.6 Permit fees; utility connection, availability and installation fees; royalties; damages for infringement of patents; and costs of defending suits therefor and for deposits lost for causes other than the Contractor's negligence.

     6.1.7 Losses and expenses, not compensated by insurance or otherwise, sustained by the Contractor in connection with the Work. Any settlement must be approved by the Owner.

     6.1.8 Minor expenses, such as telegrams, telephone service, expressage, copies, reproductions, and similar petty cash items.

     6.1.9 Materials, supplies, and equipment, including freight and storage, required for the proper execution of the Work, which shall include all temporary structures and their maintenance including sales and other taxes related thereto.

     6.1.10 The amounts of all subcontracts, including premiums for payment and performance bonds required of subcontractors by the Owner or the Contractor.

     6.1.11 Premiums on all bonds and insurance policies called for under the Contract or required by government bodies having jurisdiction over the Project. Premiums for insurance required under Paragraph 13.5 is eight percent (8%) per thousand dollars times the contract sum.

     6.1.12 The rental cost of construction equipment. When the equipment is owned by the Contractor, rental shall be charged at the rates shown in the current Average Rental Rates as published by the Associated Equipment Dealers, provided that said rates are not in excess of prevailing local rental rates for like equipment.

     6.1.13 Transportation of construction equipment, including cost of loading and unloading, cost of installation, dismantling and removal thereof if not included in equipment rental rates, will be reimbursable to the Contractor at actual costs. Also fuels, lubricants, spark plugs, points, condensers, fan belts, tire repairs, and other parts requiring frequent replacement as well as the labor cost of making minor repairs, replacement and adjustments if not included in equipment rental rates will be reimbursed at cost. Replacement parts other than the type mentioned above shall be at the contractor's expense in the case of Contractor-owned equipment.

     6.1.14 The cost of hand tools such as picks and shovels and the cost of expendable items such as bits, brooms, brushes, cable clamps, cables for chokers, chokers already made, files, padlocks, rope, wire rope, rubber gloves, water hose, and hard hats shall be reimbursed at actual cost. The salvage value of any such items which remain upon completion of construction shall be credited to the Owner. Also the Contractor shall be reimbursed for the resharpening of edge and cutting tools and for the original cost of carborundum or diamond tipped cutting blades and wheels furnished for this Work.

     6.1.15 The cost of all materials, parts, and accessories used in the construction of forms for concrete. The salvage value of any such items which remain upon completion of construction shall be credited to the Owner.

     6.1.16 The cost of materials necessary for the proper execution of the Work and which do not become a permanent part of the Work and which are not generally defined as tools or contractor's equipment. Typical of such I items are wood shoring, wood or metal bracing, and protective coverings including burlap, canvas, tarpaulins, and salvage value of any such items which remain upon completion of construction shall be credited to the Owner.

     6.1.17 Water; temporary heat, light, and power; weather protection (including frost protection); clean up and debris removal; temporary access; tests; and other such general condition items required by the Contract documents or directed by the Owner or the Architect.

     6.1.18 Such other items of expense which are necessarily incurred by the contractor in good faith and in the performance of the Work not scheduled nor detailed herein but not specifically excluded elsewhere in this Agreement, but only to the extent approved in advance in writing by the Owner.

                                    ARTICLE 7

                         DISCOUNTS, REBATES AND REFUNDS

7.1 Provided that the Owner makes payments to the Contractor in a fashion that allows the Contractor to take advantage of cash discounts, all cash discounts shall accrue to the Owner. All trade discounts, rebates, refunds, and all returns from sale of surplus material and equipment by the Contractor shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured. All such discounts, rebates, refunds and returns from sale of surplus materials and equipment shall be credited to the cost of performing this Agreement for the purpose of applying the Guaranteed Maximum Cost provisions of this Agreement as set forth in paragraph 4.1.2. above.

                                    ARTICLE 8

                           COSTS NOT TO BE REIMBURSED

8.1 Reimbursement of expenses to the Contractor shall not include any of the following:

     8.1.1 Salary of any officer of the Contractor unless engaged in expediting the work and production or transportation of materials or equipment without prior notice and approval except as set forth in Paragraph 6.1.2.

     8.1.2 Salary of any person employed, during the execution of the Work, in the main office or any regularly established branch office of the Contractor unless as described in Paragraph 6.1.2.

     8.1.3 Overhead, profit or general expenses of any kind, except as these may be expressly included in Article 6.

     8.1.4 Interest on capital employed either in plant or in expenditures on the Work, except as may be expressly included in Article 6.

     8.1.5 Any cost incurred due to the personal failure of the Contractor's representatives having supervision or direction of the operation of the Work under this Agreement as a whole, to exercise good faith or that degree of care which they normally exercise in the conduct of the business of Contractor, either for making good of defective work, disposal of materials wrongly supplied, making good on damaged property, or excess cost for materials or labor or otherwise. The Owner may withhold money required by the Contractor to cover any such cost included by it as a part of the money required by the Contractor to cover any such cost included by it as a part of the Contractor's Reimbursable Costs including any previous payments by the Owner for such costs not apparent at the time of payment.

                                    ARTICLE 9

                                    PAYMENTS

9.1 Based upon Applications for Payment on AIA forms G702 and G702A submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided in the Project Manual and as follows:

     9.1.1 The Owner will make payment on or about the twenty fifth (25th) day of each month, ninety percent (90%) of the proportion of the Contract Sum properly allocable to labor, materials, and equipment incorporated in the Work and ninety percent (90%) of the portion of the Contract Sum properly allocable to materials and equipment suitably stored up to the last day of the previous month, less the aggregate of previous payments in each case. Retainage will not be withheld for those costs defined in paragraphs, 6.1.2, 6.1.3, 6.1.6, 6.1.8 and 6.1.11 and fee. Commencing with the second Application for Payment, Contractor shall include partial mechanic lien waivers, if required by the Owner, in conformity with Maryland law by and from each subcontractor and itself that payment has been received for all monies due under the prior Application for Payment. This procedure shall also apply to the final Application for Payment and payment of any balance including retainage, if required by the Owner. When the improvements are 50% complete all remaining payments shall be for 100% in lieu of 90% above.

9.2 As part of Contractor's final Application for Payment, the Contractor will adjust the Contract Sum to reflect the actual Contractor's Reimbursable Costs and shall furnish to the Owner a certified listing of the total Contractor's Reimbursable Costs (as defined in Article 6).

9.3 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be paid by the Owner to the Contract thirty (30) days after substantial completion of the Work (unless otherwise stipulated in the Certificate of Substantial Completion) provided the Work has been completed, the Contract fully performed, and a final Certificate of Payment has been issued by the Architect. If the Owner disputes the amount of the balance claimed by the Contractor to be due and payable at the time of issuance of the final Certificate for Payment, the Owner shall then pay to the Contractor retainage less any disputed amount and the Contract shall be deemed completed and accepted, but neither the payment nor receipt of such portion of the final payment shall be deemed a waiver of claims of either party relating to the disputed amount. In no event shall the Owner retain more, than the Architect determines is necessary to pay the cost of any remaining minor items not affecting the use of the Project.

9.4 Upon mutual agreement by the Owner and Contractor, payment in full may be made to those subcontractors whose Work is fully completed during the early stages of the Project, or any retained amounts reduced with respect to subcontractors at such times as the parties may mutually agree, which agreement will not be unreasonably withheld. Agreement to any such reduction in retained amounts will not constitute a waiver of or otherwise prejudice the Owner's right to subsequently reinstate full retainage, as to that subcontractor, should circumstances justify such action in the Owner's sole judgment.

                                   ARTICLE 10

                          ACCOUNTING, INSPECTION, AUDIT

10.1 The Contractor shall check all materials, equipment and labor entering into the Work and shall keep such full and detailed accounts as may be necessary for proper financial management under this Agreement and the system shall be such as is satisfactory to the Architect, the Owner or to an auditor appointed by the Owner. The Architect, the Owner, the auditor and their timekeepers and clerks shall be afforded access to the Work and to all the Contractor's books, records, correspondence, instructions, drawings, receipts, vouchers, memoranda, etc. relating to this Agreement, and the Contractor shall preserve all such records for a period of three (3) years after the final payment hereunder.

                                   ARTICLE 11

                               CORRECTION OF WORK

11.1 The cost of correcting defective workmanship or materials, including the cost of uncovering and the cost of tests, shall be considered Contractor's Reimbursable Costs whether incurred before or after final payment, except when:

     11.1.1 The defective workmanship or material is the responsibility of and is corrected by a subcontractor at the cost of the subcontractor;

     11.1.2 The rejected workmanship or material is due to causes described in paragraph 8.1.5; or

     11.1.3 The total of said costs of corrective work together with all other Contractor's Reimbursable Costs exceeds the Guaranteed Maximum Cost, in which event the excess shall be borne by the Contractor.

                                   ARTICLE 12

                                     NOTICES

12.1 All notices required by this Agreement shall be in writing and delivered to the Owner or the Contractor as listed below:

                  CONTRACTOR:

                  The Mullan Contracting Company
                  2330 West Joppa Road, Suite 210
                  Lutherville, Maryland 21093
                  Attn: Michael J. Pierre, President

                  OWNER:

                  The Chestnut Partnership
                  800 Second Avenue
                  Des Moines, Iowa 50309
                  Attn: David J. Durden

                                   ARTICLE 13

                                  MISCELLANEOUS

13.1 The authorized representative of the Owner who has executed this Agreement has done so on behalf of the Owner in his representative capacity, and no officer, director, agent or employee of the Owner shall be held to any personal liability hereunder.

13.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at a rate equal to 1% per annum plus the reference rate charged by the WALL STREET JOURNAL to its most credit worthy customers (generally referred to as the prime rate of interest) as may be changed from day to day.

13.3 Notwithstanding the adoption of a Guaranteed Maximum Cost, Owner and Contractor agree that Owner retains the risks of uninsured property losses, and such risks are not intended to be transferred to the Contractor.

13.4 Paragraph 13.4 not used in this Agreement.

13.5 Limits of liability of insurance required to be carried by the Contractor under the Contract shall be as specified below:

     13.5.1 Workers Compensation: statutory limits, including employer's liability limits $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease each employee;

     13.5.2 Comprehensive Public Liability including operations, premises, products, completed operations, independent contractors, contractual, personal injury, and broad form property damage endorsement; limits $2,000,000 bodily injury and property damage combined;

     13.5.3 Automobile Liability: including owned, hired and non-owned, limits $1,000,000 bodily injury and property damage combined;

     13.5.4 Excess Liability Umbrella policy in the amount normally carried by the Contractor, but in any event not less than $10,000,000, to cover all items required to be covered under paragraphs 13.5.1, 13.5.2, and 13.5.3.

     13.5.5 Thirty days written cancellation notice stating a firm 30 days written notice will be furnished to the holder of the certificate; and

     13.5.6 XCU coverage (required from Subcontractors who have demolition, excavation, shoring, underpinning, connection with existing utilities or work in or adjacent to any buildings included in the scope of the Work) to provide protection for explosion, collapse and underground damage exposure.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


THE CHESTNUT PARTNERSHIP

BY:      BLAKEHURST JOINT VENTURE, A GENERAL PARTNER

         BY:     CHESTNUT VILLAGE, INC., GENERAL PARTNER


         by:      /s/ Stan G. Thurston Stan G. Thurston, President and Chief
                  ----------------------------------------------------------
                  Executive Officer (Principal Executive Officer)

                  Date:             Sept. 4, 1996

         by:      /s/ Arthur V. Neis
                  ------------------
                  Arthur V. Neis (Principal Financial and Accounting Officer)

                  Date:             Sept. 4, 1996

AND BY:           THE WEST JOPPA ROAD LIMITED PARTNERSHIP, GENERAL PARTNER

         By:      Rosedale Care, Inc., General Partner

                  /s/ T.F. Mullan
                  ---------------
                  Thomas F. Mullan, III, President

                  Date:             9/5/96

         By:      Continental Care, Inc., General Partner

                  /s/ J.A. Luetkemeyer, Jr.
                  -------------------------
                  John A. Luetkemeyer, Jr., President

                  Date:             9/9/96

THE MULLAN CONTRACTING COMPANY

     BY:     /s/ Michael J. Pierre
             ---------------------
             Michael J. Pierre, President

             Date:    Sept 5, 1996


                      THE AMERICAN INSTITUTE OF ARCHITECTS

                                     [LOGO]

________________________________________________________________________________

                               AIA DOCUMENT A201

                       GENERAL CONDITIONS OF THE CONTRACT
                                FOR CONSTRUCTION

          THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES: CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS MODIFICATION

________________________________________________________________________________

                                  1987 EDITION
                               TABLE OF ARTICLES

1. GENERAL PROVISIONS                   8. TIME

2. OWNER                                9. PAYMENTS AND COMPLETION

3. CONTRACTOR                          10. PROTECTION OF PERSONS AND PROPERTY

4. ADMINISTRATION OF THE CONTRACT      11. INSURANCE AND BONDS

5. SUBCONTRACTORS                      12. UNCOVERING AND CORRECTION OF WORK

6. CONSTRUCTION BY OWNER OR BY         13. MISCELLANEOUS PROVISIONS
   SEPARATE CONTRACTORS
                                       14. TERMINATION OR SUSPENSION OF THE
7. CHANGES IN THE WORK                     CONTRACT



              This document has been approved and endorsed by the
                   Associated General Contractors of America.

Copyright 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967,
1970, 1976, (c)1987 by the American Institute of Architects 1735 New York Avenue, N.W., Washington, D.C., 20006. Reproduction of the material herein or substantial quotation of its provisions without written pemission of the AIA violates the copyright laws of the United States and will be subject to legal prosecutions.

[LOGO AIA] CAUTION: YOU SHOULD USE AN ORIGINAL AIA DOCUMENT WHICH HAS THIS CAUTION PRINTED IN RED. AN ORIGINAL ASSURES THAT CHANGES WILL NOT BE OBSCURED AS MAY OCCUR WHEN DOCUMENTS ARE REPRODUCED.
________________________________________________________________________________
AIA DOCUMENT A201 * GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION * FOURTEENTH EDITION AIA(R) (C)1987 THE AMERICAN INSTITUTE OF ARCHITECTS. 1735 NEW
YORK AVENUE, N.W., WASHINGTON, D.C. 20006                           A201-1987  1

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND IS SUBJECT TO LEGAL PROSECUTION.

NOTE: A complete submission of AIA Document A201, General Conditions of the Contract for Construction, was made in Exhibit 10.19 of the 1991 S-1 filing. All changes to that document are noted in the succeeding documented titled "Supplementary General Conditions of Construction Management Agreement."


                        SUPPLEMENTARY GENERAL CONDITIONS
                      OF CONSTRUCTION MANAGEMENT AGREEMENT

These Supplementary General Conditions modify, change, delete from or add to the "General Conditions of the Contract For Construction," AIA Document A201, Fourteenth Edition, 1987, and shall supersede the General Conditions to the extent inconsistent or in conflict therewith. Where any Article of the General Conditions is modified, or any Paragraph, Subparagraph or Clause thereof is modified or deleted by these Supplementary General Conditions, the unaltered provisions of that Article, Paragraph, Subparagraph or Clause shall remain in effect:

             Subparagraph 3.2.1, delete lines 7-15, beginning in line 7 after the term "Contract Documents."

             Subparagraph 3.18.4, add:

                  "Owner shall indemnify and hold harmless the contractor for claims, etc., arising from negligent acts of the Owner for injuries and damages of the type described in subparagraph
                  3.18.1 of the General Conditions, all as if said subparagraph
                  3.18.1 and related subparagraphs were set forth at length in this subparagraph 3.18.4., only to the extent caused in whole or in part by negligent acts of the Owner, anyone directly or indirectly employed by the Owner, or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense caused in part by a party indemnified hereunder."

             Subparagraph 4.5.8, add as a new subparagraph:

                  "4.5.8 Procedural Issues. The arbitration shall be held in Baltimore, MD. Each party shall bear its own direct costs, including attorney's fees, but general costs of the arbitration shall be shared by both parties equally; provided, the arbitrator may choose to award the general costs of arbitration against the losing party if the arbitrator determines that the proposed resolution urged by the losing party was not reasonable. Notwithstanding anything in the Contract Documents to the contrary, each party shall be required to submit its proposed resolutions of each Claim to the arbitrator, and the arbitrator shall be required to render a decision adopting in full either one or the other of such proposed resolutions, and no compromises or alternative resolutions shall be allowed or considered by the arbitrator. Each party shall be entitled to full discovery and the process, proceedings, practices and procedures provided for under the Federal Rules of Civil Procedure in effect at the time notice of demand for arbitration is filed. Either party may request the selection of up to 3 arbitrators."

             Subparagraph 4.5.9, add as a new subparagraph:

                  "4.5.9 Limitations on Arbitration. Notwithstanding anything in the Contract Documents to the contrary, if the (1) Claims involve a proposed, net aggregate payment or reimbursement in an amount greater than $50,000, or (2) the Claims involve an interested person or entity (including the Architect) who has not consented to be joined in the arbitration, then arbitration shall apply only if both parties consent to arbitration. For this purpose an "interested person or entity" means any person or entity if (1) in such interested person or entity's absence, complete relief cannot be accorded among those already parties, or (2) the interested person or entity is so situated that the disposition of the Claim without the joinder of such interested person or entity may leave any of those already parties subject to a substantial risk of incurring double, multiple or otherwise inconsistent obligations. If both parties do not consent to arbitration for such Claims as described herein, then all requirements, conditions, and conditions precedent pertaining to arbitration shall be deemed appropriately adjusted to permit either party to pursue such Claims as otherwise permitted by the Contract Documents or by law."

             Subparagraph 5.2.1, change "promptly" to "within 10 days" in lines 7 and 11.

             Subparagraph 9.3.1.2, delete in its entirety.

             Subparagraph 9.7.1, change line 6 as follows:

                  "titled by the Architect or awarded by arbitration, or if the Owner does not promptly furnish evidence as required by subparagraph 2.2.1, then the Con-".

             Subparagraph 10.1.1, add at the end:

                  "The Contractor shall have no responsibility for the discovery, presence, handling, removal, disposal or exposure of persons to toxic substances in any form at the site."

             Subparagraph 10. 1.2, add after the phrase "asbestos or polychlorinated biphenyl (PCB)", the phrase "or other toxic substances", in lines 2-3, 8, 10- 11.

             Subparagraph 10. 1. 3, add at the end:

                  "...or other toxic substances."

             Subparagraph 10.1.4, delete in its entirety and substitute the following:

                  "10.1.4 The Owner agrees to indemnify and hold harmless the Contractor and its employees, officers, agents and subcontractors (regardless of tier) from and against any and all liabilities, losses, claims, damages, demands, judgments, interest, penalties, fines, monetary sanctions, costs, attorney's fees, expenses, court costs, and all other costs and expenses (collectively "Costs") resulting from, in connection with, or arising in any manner whatsoever out of the toxic substances. Without limiting the generality of the foregoing, it is agreed that such indemnification shall apply to any Costs incurred as a result of: (a) complying with all federal, state and local environmental health and safety rules, laws, regulations and ordinances and/or orders, directives and/or recommendations of any governmental entity having jurisdiction for the enforcement of such laws, rules, regulations and ordinances which may now or may hereafter be in effect and be applicable to or be issued in connection with the toxic substances; (b) performing or arranging for the performance of medical examinations of individuals exposed to the toxic substances, maintaining medical records for such individuals and conducting any employee educational programs, whether or not such tests, recordkeeping or programs are currently required by applicable law; (c) involvement in any suits or actions asserting public or employer liability resulting from the toxic substances; and (d) performing the Work, which for this purpose shall include the disposal of any toxic substances which may have been undertaken by the Contractor.

                  10.1.5 The Owner agrees to pay and/or reimburse the Contractor for all additional costs of the Work together with any impact costs and expenses incurred by the Contractor in the resequencing and/or performance of the Work under the Contract which would not have been incurred but for the toxic substances. The Contract Sum and the Guaranteed Maximum Price, if applicable, shall be increased by the amount of the additional Cost of the Work to be paid and/or reimbursed to the Contractor pursuant to this Subparagraph 10.1.5.

                  10.1.6 The obligations of the Owner as set forth in this Paragraph 10.1 shall survive the termination of the Contract."

             Subparagraph 11.3.1.3, delete this Paragraph and add:

                  "The Owner is responsible for all deductibles."

             Subparagraph 12.2.1, change "or" to "as" in line 2.

                     END OF SUPPLEMENTARY GENERAL CONDITIONS